T. ROWE PRICE HEALTH SCIENCES FUND, INC.

                             POWER OF ATTORNEY


    RESOLVED, that the Corporation and each of its directors do hereby constitute and authorize, James S. Riepe, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation Corporation, to be offered by the Corporation, and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his behalf as such director or officer to any amendment or supplement (including Post-Effective Amendments) to the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Corporation under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.

    IN WITNESS WHEREOF, the Corporation has caused these presents to be signed by its Chairman of the Board and the same attested by its Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.


                         T. ROWE PRICE HEALTH SCIENCES FUND, INC.


                         By: /s/John H. Laporte
                            John H. Laporte, President and Director

April 24, 1996

Attest:

/s/Lenora V. Hornung
Lenora V. Hornung, Secretary


/s/John H. Laporte      President and Director   April 24, 1996
John H. Laporte         (Principal Executive Officer)

/s/Carmen F. Deyesu     Treasurer                April 24, 1996
Carmen F. Deyesu        (Principal Financial Officer)

/s/Donald W. Dick, Jr.  Director                 April 24, 1996
Donald W. Dick, Jr.

/s/David K. Fagin       Director                 April 24, 1996
David K. Fagin

/s/Hanne M. Merriman    Director                 April 24, 1996
Hanne M. Merriman

/s/James S. Riepe       Vice President           April 24, 1996
James S. Riepe          and Director

/s/M. David Testa       Director                 April 24, 1996
M. David Testa

/s/Hubert D. Vos        Director                 April 24, 1996
Hubert D. Vos

/s/Paul M. Wythes       Director                 April 24, 1996
Paul M. Wythes